Exhibit 99.1

Lifetime Brands, Inc. Reports First Quarter Financial Results

Consolidated Net Sales Increase 2.2% or 5.1% in Constant Currency

GARDEN CITY, NY, — May 9, 2017—Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global provider of branded kitchenware, tableware and other products used in the home, today reported its financial results for the first quarter ended March 31, 2017.

Consolidated net sales were $113.4 million, as compared to consolidated net sales of $110.9 million for the corresponding period in 2016. In constant currency, which excludes the impact of foreign exchange fluctuations, consolidated net sales increased $5.5 million, or 5.1%, as compared to consolidated net sales in the corresponding period in 2016.

Gross margin was $43.9 million, or 38.8%, as compared to $40.6 million, or 36.6%, for the corresponding period in 2016.

Loss from operations was $1.9 million, as compared to a loss of $5.2 million for the corresponding period in 2016.

Net loss was $1.3 million, or $0.09 per diluted share, as compared to a net loss of $4.3 million, or $0.31 per diluted share, in the corresponding period in 2016.

Adjusted net loss was $1.5 million, or $0.11 per diluted share, as compared to a loss of $3.4 million, or $0.24 per diluted share, in the corresponding period in 2016.

Consolidated adjusted EBITDA was $2.3 million, as compared to $0.3 million for the corresponding 2016 period.

Equity in earnings, net of taxes, was $540 thousand, as compared to equity in losses, net of taxes of $150 thousand in the corresponding 2016 period.

Jeffrey Siegel, Lifetime’s Chairman and Chief Executive Officer, commented,

“Lifetime’s excellent first-quarter results were in line with our expectations and reflect the ability of our portfolio of businesses to perform well in a challenging and rapidly evolving retailing environment.

“Our investments in a first-class ecommerce team and systems over the last several years have enabled us to take advantage of the increasing penetration of online sales and to offset the impact of lower store traffic and soft consumer spending at traditional brick and mortar retail. We are pleased that we made these investments early, as the cost of playing catch-up in the world of ecommerce is extremely high. We intend to continue to upgrade our I.T. and distribution systems to be able to capitalize on this continuing shift in consumer spending.

“We already are beginning to see the strategic and financial benefits of a number of initiatives designed to accelerate our growth and improve our profitability.

•	Lifetime Next™ is an important strategic program designed to assure that every part of our U.S. business is aligned with our goals. Conceived in late 2015 and implemented beginning in mid-2016; this program is expected to result in higher gross margins, reduced SG&A expenses per dollar of sales and a more optimal level of working capital. We already have realigned a number of our divisions, reorganized our sales organization, reduced management layers, simplified processes and relocated several key product engineering positions from the United States to Asia.

•	We also are undertaking major improvements to our infrastructure, including plans now underway to relocate our West Coast distribution center to a new purpose-built leased facility that will be operational in early 2018 and to consolidate our European distribution into a new efficient warehouse location that we expect to be completed in 2019.

•	At year-end, we merged our U.K. businesses, Creative Tops and Kitchen Craft, to form Lifetime Brands Europe. We already have successfully integrated the management of these companies and are working towards transitioning Kitchen Craft onto the Creative Tops SAP platform.

“When fully implemented, we expect these improvements to result in $10-$13 million of additional annual pre-tax profit, excluding the impact of additional revenue growth. While some of the benefits of these initiatives already are apparent, we expect to realize the full impact of these initiatives over the next 18-24 months.”

Conference Call

The Company has scheduled a conference call for May 9, 2017 at 11:00 a.m. ET. The dial-in number for the conference call is (844) 787-0801 or (661) 378-9632, passcode #12793193. A live webcast of the conference call will be accessible through http://edge.media-server.com/m/p/dhn8qri3 . For those who cannot listen to the live broadcast, an audio replay of the webcast will be available.

Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate comparison of the Company’s operating performance. Management uses this non-GAAP information as an indicator of business performance. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, GAAP measures of performance.

Forward-Looking Statements

In this press release, the use of the words “believe,” “could,” “expect,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements that represent the Company’s current judgment about possible future events. The Company believes these judgments are reasonable, but these statements are not guarantees of any events or financial results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; changes in demand for the Company’s products; shortages of and price volatility for certain commodities; significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and an appropriate level of debt.

Lifetime Brands, Inc.

Lifetime Brands is a leading global provider of kitchenware, tableware and other products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chicago™ Metallic, Copco®, Fred® & Friends, Kitchen Craft®, Kamenstein®, Kizmos™, La Cafetière®, Misto®, Mossy Oak®, Reo®, Savora™, Swing-A-Way® and Vasconia®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Creative Tops®, Empire Silver™, Gorham®, International® Silver, Kirk Stieff®, Towle® Silversmiths, Tuttle®, Wallace®, Wilton Armetale®, V&A® and Royal Botanic Gardens Kew®; and valued home solutions brands, including Bombay®, BUILT NY®, Debbie Meyer® and Design for Living™. The Company also provides exclusive private label products to leading retailers worldwide.

The Company’s corporate website is www.lifetimebrands.com.

Contacts:

Lifetime Brands, Inc.	Lippert/Heilshorn& Assoc.
Laurence Winoker, Chief Financial Officer	Harriet Fried, SVP
516-203-3590	212-838-3777
investor.relations@lifetimebrands.com	hfried@lhai.com

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands - except per share data)

(unaudited)

	Three Months Ended March 31,
	2017	2016
Net sales	$113,356	$110,925
Cost of sales	69,415	70,374

Gross margin	43,941	40,551
Distribution expenses	13,433	13,317
Selling, general and administrative expenses	32,382	31,808
Restructuring expenses	—	641

Loss from operations	(1,874)	(5,215)
Interest expense	(941)	(1,193)

Loss before income taxes and equity in earnings	(2,815)	(6,408)
Income tax benefit	944	2,270
Equity in earnings (losses), net of taxes	540	(150)

NET LOSS	$(1,331)	$(4,288)

Weighted-average shares outstanding - basic	14,396	13,963

BASIC LOSS PER COMMON SHARE	$(0.09)	$(0.31)

Weighted-average shares outstanding - diluted	14,396	13,963

DILUTED LOSS PER COMMON SHARE	$(0.09)	$(0.31)

Cash dividends declared per common share	$0.0425	$0.0425

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands - except share data)

	March 31, 2017	December 31, 2016
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,289	$7,883
Accounts receivable, less allowances of $4,545 at March 31, 2017 and $5,725 at December 31, 2016	61,756	104,556
Inventory	154,188	135,212
Prepaid expenses and other current assets	9,837	8,796

TOTAL CURRENT ASSETS	232,070	256,447

PROPERTY AND EQUIPMENT, net	19,891	21,131
INVESTMENTS	24,331	22,712
INTANGIBLE ASSETS, net	88,069	89,219
DEFERRED INCOME TAXES	8,473	8,459
OTHER ASSETS	1,813	1,886

TOTAL ASSETS	$374,647	$399,854

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of Credit Agreement Term Loan	$6,890	$9,343
Short term loan	233	113
Accounts payable	26,569	29,698
Accrued expenses	31,145	45,212
Income taxes payable	5,525	6,920

TOTAL CURRENT LIABILITIES	70,362	91,286

DEFERRED RENT & OTHER LONG-TERM LIABILITIES	17,871	18,973
DEFERRED INCOME TAXES	5,778	5,666
REVOLVING CREDIT FACILITY	81,933	86,201

STOCKHOLDERS’ EQUITY

Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $.01 par value, shares authorized: 50,000,000 at March 31, 2017 and December 31, 2016; shares issued and outstanding: 14,571,748 at March 31, 2017 and 14,555,936 at December 31, 2016	146	146
Paid-in capital	174,573	173,600
Retained earnings	58,979	60,981
Accumulated other comprehensive loss	(34,995)	(36,999)

TOTAL STOCKHOLDERS’ EQUITY	198,703	197,728

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$374,647	$399,854

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2017	2016
OPERATING ACTIVITIES
Net loss	$(1,331)	$(4,288)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,286	3,484
Amortization of financing costs	217	162
Deferred rent	(140)	20
Deferred income taxes	—	113
Stock compensation expense	804	803
Undistributed equity in (earnings) losses, net	(540)	150
Changes in operating assets and liabilities (excluding the effects of business acquisitions)
Accounts receivable	43,044	15,733
Inventory	(18,648)	(3,510)
Prepaid expenses, other current assets and other assets	(1,073)	(2,546)
Accounts payable, accrued expenses and other liabilities	(18,135)	(10,508)
Income taxes receivable	(132)	(3,561)
Income taxes payable	(1,373)	(4,872)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	5,979	(8,820)

INVESTING ACTIVITIES
Purchases of property and equipment	(373)	(761)

NET CASH USED IN INVESTING ACTIVITIES	(373)	(761)

FINANCING ACTIVITIES
Proceeds from Revolving Credit Facility	66,298	58,392
Repayments of Revolving Credit Facility	(70,620)	(46,813)
Repayment of Credit Agreement Term Loan	(2,500)	(2,500)
Proceeds from Short Term Loan	119	—
Payments on Short Term Loan	—	(117)
Payment of financing costs	(29)	—
Payment for capital leases	—	(16)
Proceeds from exercise of stock options	92	115
Cash dividends paid	(613)	(594)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(7,253)	8,467

Effect of foreign exchange on cash	53	(139)
DECREASE IN CASH AND CASH EQUIVALENTS	(1,594)	(1,253)

Cash and cash equivalents at beginning of period	7,883	7,131

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$6,289	$5,878

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Consolidated adjusted EBITDA for the Four Quarters Ended March 31, 2017
Three months ended March 31, 2017	$2,251
Three months ended December 31, 2016	25,100
Three months ended September 30, 2016	16,652
Three months ended June 30, 2016	5,206

Total for the four quarters	$49,209

Consolidated adjusted EBITDA for the Four Quarters Ended March 31, 2016
Three months ended March 31, 2016	$268
Three months ended December 31, 2015	23,889
Three months ended September 30, 2015	14,089
Three months ended June 30, 2015	4,388

Total for the four quarters	$42,634

Reconciliation of GAAP to Non-GAAP Operating Results

Consolidated adjusted EBITDA:

		Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Net income (loss) as reported	$(1,331)	$14,747	$6,452	$(1,191)
Subtract out:
Undistributed equity in (earnings) losses, net	(540)	(814)	138	(18)
Add back:
Income tax provision (benefit)	(944)	6,812	2,961	(473)
Interest expense	941	1,257	1,231	1,122
Loss on early retirement of debt	—	—	—	272
Depreciation and amortization	3,286	2,404	4,682	3,578
Stock compensation expense	804	827	825	487
Permitted acquisition related expenses, net of acquisition not completed	35	(852)	363	369
Restructuring expenses	—	719	—	1,060

Consolidated adjusted EBITDA	$2,251	$25,100	$16,652	$5,206

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Consolidated adjusted EBITDA:

		Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Net income (loss) as reported	$(4,288)	$11,006	$5,104	$(1,727)
Subtract out:
Undistributed equity in (earnings) losses, net	150	(517)	459	(2)
Add back:
Income tax provision (benefit)	(2,270)	5,962	2,745	(717)
Interest expense	1,193	1,402	1,454	1,459
Depreciation and amortization	3,484	3,500	3,510	3,638
Stock compensation expense	803	2,972	791	773
Contingent consideration	—	(876)	—	1,545
Permitted acquisition related expenses, net of recovery	555	3	26	(581)
Restructuring expenses	641	437	—	—

Consolidated adjusted EBITDA	$268	$23,889	$14,089	$4,388

Consolidated adjusted EBITDA is a non-GAAP measure that the Company defines as net income (loss), adjusted to exclude undistributed equity in earnings (losses), income taxes, interest, losses on early retirement of debt, depreciation and amortization, stock compensation expense, intangible asset impairment, contingent consideration, permitted acquisition related expenses and restructuring expenses, as shown in the tables above.

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands- except per share data)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Adjusted net loss and adjusted diluted loss per common share:

	Three Months Ended March 31,
	2017	2016
Net loss as reported	$(1,331)	$(4,288)
Adjustments:
Acquisition related expenses	35	555
Restructuring expenses	—	641
Deferred tax for foreign currency translation for Grupo
Vasconia	(225)	194
Income tax effect on adjustments	(14)	(478)

Adjusted net loss	$(1,535)	$(3,376)

Adjusted diluted loss per common share	$(0.11)	$(0.24)

Adjusted net loss in the three months ended March 31, 2017 excludes acquisition related expenses and the deferred tax for foreign currency translation for Grupo Vasconia. Adjusted net loss in the three months ended March 31, 2016 excludes acquisition related expenses, restructuring expenses and the deferred tax for foreign currency translation for Grupo Vasconia.

Constant Currency:

	As Reported Three Months Ended March 31,			Constant Currency (1) Three Months Ended March 31,				Year-Over-Year Increase (Decrease)
Net sales	2017	2016	Increase (Decrease)	2017	2016	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S. Wholesale	$87,392	$82,268	$5,124	$87,392	$82,292	$5,100	$24	6.2%	6.2%	0.0%
International	21,228	23,673	(2,445)	21,228	20,531	697	(3,142)	3.4%	(10.3)%	(13.7)%
Retail Direct	4,736	4,984	(248)	4,736	4,984	(248)	—	(5.0)%	(5.0)%	—%

Total net sales	$113,356	$110,925	$2,431	$113,356	$107,807	$5,549	$(3,118)	5.1%	2.2%	(3.0)%

(1)	“Constant Currency” is determined by applying the 2017 average exchange rates to the prior year local currency net sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact”. Constant currency net sales growth excludes the impact of currency.